Exhibit 99.1

PTC Expects Q4 Revenue at or Above High End of Guidance Range;

Implements Restructuring and Announces Q4 Results Date

NEEDHAM, MA., October 1, 2014 PTC (Nasdaq: PTC) today announced that preliminary revenue for the fourth fiscal quarter ended September 30, 2014 is expected to be at or above the high end of the company’s guidance of $340 to $355 million, before considering the acquisition of Axeda, which closed August 11. The company expects Axeda to contribute approximately $4 to $5 million in revenue for Q4. There was no significant impact to Q4 results compared to guidance from currency fluctuations.

On September 25, 2014, in support of integrating businesses acquired in the past year and the continued evolution of PTC’s business model, PTC committed to a plan to restructure its workforce. The restructuring is expected to result in a restructuring charge of approximately $34 million, all of which is attributable to termination benefits. The restructuring charge will be recorded primarily in PTC’s fourth quarter ended September 30, 2014 and will primarily be paid in PTC’s 2015 fiscal year. PTC expects that the annualized effect of the expense reductions will be approximately $31 million, which already was contemplated in PTC’s preliminary financial commentary for fiscal 2015 provided August 4.

Q4 Earnings Conference Call and Webcast

PTC will release its fiscal 2014 fourth quarter results on Wednesday, November 5 after the stock market closes. Senior management will host a live webcast and conference call to review the results on Thursday, November 6 at 8:30am Eastern Time. The earnings press release and accompanying prepared remarks will be accessible prior to the conference call and webcast on the Investor Relations section of the Company’s website at www.ptc.com.

What:	PTC Fiscal Q4’14 Conference Call and Webcast

When:	Thursday, November 6th, 2014 at 8:30am (ET)

Dial-in:	1-800-857-5592 or 1-773-799-3757 Call Leader: James Heppelmann Passcode: PTC

Webcast:	www.ptc.com/for/investors.htm

Replay:

The audio replay of this event will be archived for public replay until 5:00 pm (CT) on

November 16th, 2014.

Dial-in: 866-373-9228 Passcode: 8132

To access the replay via webcast, please visit www.ptc.com/for/investors.htm.

Please note that statements made on the conference call are as of the date of the call and PTC does not assume any obligation to update any statements made live or the archived call. Matters discussed may include forward-looking statements about PTC’s anticipated financial results and growth, as well as about other matters, which are based on then current plans and assumptions. Actual results in future periods may differ materially from expectations due to a number of risks and uncertainties, as described below in Forward Looking Statements.

Forward-Looking Statements

This press release contains preliminary results for the fourth quarter of 2014. Actual results may differ from those stated as a result of finalization of our fourth quarter financial statements. This press release also includes forward-looking statements about our fiscal 2015 financial guidance. Actual results may differ materially from those projected in this press release and the earnings call due to risks and uncertainties, including the possibility that the macroeconomic climate may not improve or may deteriorate, the possibility that customers may not purchase or adopt our solutions, when or at the rates we expect, and other risks and uncertainties detailed from time to time in reports we file with the Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

PTC, the PTC logo, and all other PTC product names and logos are trademarks or registered trademarks of PTC Inc. or its subsidiaries in the United States and in other countries.

About PTC

PTC (Nasdaq: PTC) enables manufacturers to achieve sustained product and service advantage. PTC’s technology solutions help customers transform the way they create, operate and service products for a smart, connected, world. Founded in 1985, PTC employs approximately 6,000 professionals serving more than 28,000 businesses in rapidly-evolving, globally distributed manufacturing industries worldwide. Get more information at www.ptc.com.

Contact:

PTC Investor Relations

James Hillier, 781-370-6359

jhillier@ptc.com